Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT



To the Trustees of the South Carolina Bank and Trust Employees' Savings Plan:

     We consent to the incorporation by reference of our Report, dated June 21, 2004, included in the annual report on Form 11-K of the South Carolina Bank and Trust Employees' Savings Plan for the year ended December 31, 2003, into the Registration Statement on Form S-8 (File Nos. 333-26029 and 333-103708) filed by SCBT Financial Corporation with respect to the South Carolina Bank and Trust Employees' Savings Plan.



                                          /s/ J.W. Hunt and Company, LLP
                                          ------------------------------
                                          J. W. Hunt and Company, LLP


Columbia, South Carolina
June 24, 2004